WARRANT

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                             MY SCREEN MOBILE, INC.
                        Warrant To Purchase Common Stock

Warrant No.: KAL-1                      Number of Shares: ________

Date of Issuance: __________________

My Screen Mobile, Inc., a Delaware corporation (the "Company"), hereby certifies that, for Ten United States Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Global Financial Enterprises, LLC, a Florida limited liability company ("Global" or "Holder"), the registered holder hereof or its permitted assigns, is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this Warrant, at any time or times on or after the date hereof, but not after 11:59 P.M. Eastern Time on the Expiration Date (as defined herein) _________________________________ (______) fully paid and nonassessable shares of Common Stock (as defined herein) of the Company (the "Warrant Shares") at the exercise price per share provided in Section 1(b) below or as subsequently adjusted;

             Section 1.

                    (a)	This Warrant is the common stock purchase warrant
(the "Warrant") issued pursuant to a Securities Purchase Agreement dated the date hereof by and between the Company and Global (the
"Purchase Agreement").

                    (b)	Definitions.  The following words and terms as
used in this Warrant shall have the following meanings:

                          (i)	 "Business Day" means any day other than
Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

                          (ii)	 "Common Stock" means (i) the Company's
common stock, par value $.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

                          (iii)	"Expiration Date" means 11:59 P.M. Eastern
Time on the date that is four (4) years from the Issuance Date or, if such date falls on a Saturday, Sunday or other day on which banks are required or authorized to be closed in the City of New York or the State of New York or on which trading does not take place on the Principal Market or automated quotation system on which the Common
Stock is traded (a "Holiday"), the next date that is not a Holiday.

                          (iv)	"Issuance Date" means the date hereof.

                          (v)	"Person" means an individual, a limited
liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

                          (vi)	"Principal Market" means whichever of the
New York Stock Exchange, the NYSE AMEX, the Nasdaq Global Market, the Nasdaq Global Select Market, Nasdaq Capital Market is, at the time, the principal trading exchange or market for such security, or the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg or, the "pink sheets" of the National Quotation Bureau, Inc.

                          (vii)	"Securities Act" means the Securities Act
of 1933, as amended.

                          (viii)	"Warrant" means this Warrant and all
Warrants issued in exchange, transfer or replacement thereof.

                          (ix)	"Warrant Exercise Price" shall be US One
Dollar and Fifty Cents (US$1.50) per share or as subsequently adjusted as provided in Section 8 hereof.

                          (x)	"Warrant Shares" means the shares of Common
Stock issuable at any time upon exercise of this Warrant.

                    (c)	Other Definitional Provisions.

                          (i)	Except as otherwise specified herein, all
references herein (A) to the Company shall be deemed to include the Company's successors, and (B) to any applicable law defined or referred to herein shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

                          (ii)	When used in this Warrant, the words
"herein", "hereof", and "hereunder" and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words "Section", "Schedule", and "Exhibit" shall refer to Sections of, and Schedules and Exhibits to, this Warrant unless otherwise specified.

                          (iii)	Whenever the context so requires, the
neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

             Section 2.	Exercise of Warrant.  Subject to the terms and
conditions hereof, this Warrant may be exercised by the holder hereof then registered on the books of the Company, in whole or in part, at any time on any Business Day on or after 9:00 A.M. on such Business Day, commencing with the first day after the Issuance Date, and prior to 11:59 P.M. Eastern Time on the Expiration Date, by (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the "Exercise Notice"), of such holder's election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased, (ii) payment to the Company of an amount equal to the Warrant Exercise Price(s) applicable to the Warrant Shares being purchased, multiplied by the number of Warrant Shares (at the applicable Warrant Exercise Price) as to which this Warrant is being exercised (plus any applicable issue or transfer taxes) (the "Aggregate Exercise Price") in cash or wire transfer of immediately available funds and (iii) the concurrent surrender of this Warrant (or an indemnification undertaking in customary and reasonable form with respect to this Warrant in the case of its loss, theft or destruction) to a common carrier for overnight delivery to the Company. In the event of any exercise of the rights represented by this Warrant in compliance with this Section 2, the Company shall no later than the tenth (10th) Business Day following the date of receipt of the Exercise Notice, the Aggregate Exercise Price and this Warrant (or an indemnification undertaking in customary and reasonable form with respect to this Warrant in the case of its loss, theft or destruction) (the "Exercise Delivery Documents"), if the Common Stock is DTC eligible, credit such aggregate number of shares of Common Stock to which the holder shall be entitled, to the holder's or its designee's balance account with The Depository Trust Company; provided, however, if the holder who submitted the Exercise Notice requested physical delivery of any or all of the Warrant Shares, or, if the Common Stock is not DTC eligible, then the Company shall, on or before the tenth (10th) Business Day following receipt of the Exercise Delivery Documents, issue and surrender to a common carrier for overnight delivery to the address specified in the Exercise Notice, a certificate, registered in the name of the holder, for the number of shares of Common Stock to which the holder shall be entitled pursuant to such request. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii) above, the holder of this Warrant shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised. In the case of a dispute as to the determination of the Warrant Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the holder the number of Warrant Shares that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile within three (3) Business Days of receipt of the holder's Exercise Notice. If the holder and the Company are unable to agree upon the determination of the Warrant Exercise Price or arithmetic calculation of the Warrant Shares within one (1) day of such disputed determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) Business Day submit via facsimile (i) the disputed determination of the Warrant Exercise Price to an independent, reputable investment banking firm or
(ii) the disputed arithmetic calculation of the Warrant Shares to its independent, outside accountant. The Company shall cause the investment banking firm or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations.
Such investment banking firm's or accountant's determination or calculation, as the case may be, shall be deemed conclusive absent manifest error.

       Unless the rights represented by this Warrant shall have expired or shall have been fully exercised, the Company shall, as soon as practicable and in no event later than ten (10) Business Days after any exercise and at its own expense, issue a new Warrant identical in all respects to this Warrant exercised except it shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant exercised, less the number of Warrant Shares with respect to which such Warrant is exercised.

       No fractional Warrant Shares are to be issued upon any partial exercise of this Warrant, but rather the number of Warrant Shares issued upon such exercise of this Warrant shall be rounded up or down to the nearest whole number.

             Section 3.	Covenants as to Common Stock.  The Company hereby
covenants and agrees as follows:

                    (a)	This Warrant is, and any Warrants issued in
substitution for or replacement of this Warrant will upon issuance be, duly authorized and validly issued.

                    (b)	All Warrant Shares which may be issued upon the
exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                    (c)	 In compliance with the terms of that certain
Registration Rights Agreement entered into on the date hereof between the Company and Global, the Company shall file a registration statement on Form S-1 with the Securities and Exchange Commission for all Warrant Shares.

                    (d)	The Company at all times during the term of this
Warrant shall reserve for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance of all Warrant Shares.

                    (e)	This Warrant will be binding upon any entity
succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets.

             Section 4.	Taxes.  The Holder shall pay any and all taxes,
including any applicable withholding, which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

             Section 5.	Warrant Holder Not Deemed a Stockholder.  Except
as otherwise specifically provided herein or in the Purchase
Agreement, no holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of capital stock of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the holder of this Warrant of the Warrant Shares which he or she is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on such holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 5, the Company will provide the holder of this Warrant with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

             Section 6.	Representations of Holder.  The holder of this
Warrant, by the acceptance hereof, represents that it is acquiring this Warrant and the Warrant Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the holder does not agree to hold this Warrant or any of the Warrant Shares for any minimum or other specific term and reserves the right to dispose of this Warrant and the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The holder of this Warrant further represents, by acceptance hereof, that, as of this date, such holder is an "accredited investor" as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an "Accredited Investor"). Upon exercise of this Warrant the holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Warrant Shares so purchased are being acquired solely for the holder's own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale and that such holder is an Accredited Investor. If such holder cannot make such representations because they would be factually incorrect, it shall be a condition to such holder's exercise of this Warrant that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws.

             Section 7.	Ownership and Transfer.

                    (a)	The Company shall maintain at its principal
executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Warrant is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

                    (b)	Subject to compliance with any applicable
securities laws and the conditions set forth herein, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

             Section 8.		Adjustment of Warrant Exercise Price and
Number of Shares. The Warrant Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time as follows:

                    (a)	Subdivision or Combination of Shares. The number
and kind of securities purchasable upon the exercise of this Warrant and the Warrant Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock or any other security of the Company or its subsidiaries ("Other Securities") to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant
Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or Other Securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or Other
Securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or Other Securities resulting from such adjustment at a Warrant
Exercise Price per Warrant Share or other security obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or Other Securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                    (b)	Reorganization, Reclassification, Consolidation,
Merger or Sale. If any recapitalization, reclassification or reorganization of the share capital of the Company, or any consolidation or merger of the Company with another Person, or the sale of all or substantially all of its shares and/or assets or other transaction (including, without limitation, a sale of substantially all of its assets followed by a liquidation) shall be effected in such a way that holders of Common Stock shall be entitled to receive shares, securities or other assets or property, then, as a condition of such recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Warrant Shares of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares, securities or other assets or property as may be issued or payable with respect to or in exchange for the number of outstanding Warrant Shares which such Holder would have been entitled to receive had such Holder exercised this Warrant immediately prior to the consummation of such recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to give effect to the adjustments provided for in this Section including, without limitation, adjustments to the Warrant Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, reorganizations, consolidations, mergers or sales.

                    (c)	Notice of Adjustment. Whenever the number of
Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Warrant Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and Other Securities or property) purchasable upon the exercise of this Warrant and the Warrant Exercise Price of such Warrant Shares (and Other Securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                    (d)	Notice to Allow Exercise by Holder.  If: (A) the
Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Company's records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

             Section 9.		Restrictive Legend.  This Warrant and the
Warrant Shares have not been registered under the United States Securities Act of 1933, as amended, (the "Securities Act") and the Warrants have been and the Warrant Shares, upon exercise of the Warrants, will be issued pursuant to exemptions from the registration requirements of the Securities Act. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an exemption from the registration requirements of the Securities Act. The Holder understands that this Warrant constitutes and the Warrant Shares upon issuance will constitute "restricted securities" under the Securities Act. The Holder acknowledges and agrees that, unless registered, all certificates representing the Warrant Shares will be endorsed with the following legend:

 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE
"ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION
FROM THE REGISTRATION REQUIREMENTS OF THE ACT.  SUCH
SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR
OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE
REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE
EXEMPTION FROM REGISTRATION UNDER THE ACT.  HEDGING
TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED
UNLESS IN COMPLIANCE WITH THE ACT."

             Section 10.	Lost, Stolen, Mutilated or Destroyed
Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall promptly, on receipt of an indemnification undertaking (or, in the case of a mutilated Warrant, the Warrant), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

             Section 11.	Notice.  Any notices, consents, waivers or
other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of receipt is received by the sending party transmission is mechanically or electronically generated and kept on file by the sending party); or
(iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to Global:




With Copy to:

David Kahan, P.A.
3125 W. Commercial Blvd., Suite 100
Ft. Lauderdale, Florida 33309
Attention:  David Kahan, Esq.
Telephone: (954) 548-3930
Facsimile: (954) 548-3910


If to the Company, to:

My Screen Mobile, Inc.
70 Yorkville Ave.
Suite 300
Toronto, Ontario, M5R 1B9
Attention:  Maurizio Angelone, CEO
Facsimile:


With a copy to:

James G. Dodrill II, P.A.
5800 Hamilton Way
Boca Raton, FL  33496
Attention:	James Dodrill, Esq.
Telephone:	(561) 862-0529
Facsimile:	(561) 892-7787

Each party shall provide five days' prior written notice to the other party of any change in address or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, facsimile, waiver or other communication, (or (B) provided by a nationally recognized overnight delivery service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

             Section 12.	Date.  The date of this Warrant is set
forth on page 1 hereof. This Warrant, in all events, shall be wholly void and of no effect after 11:59 P.M., Eastern Time, on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 8(e) shall continue in full force and effect after such date as to any Warrant Shares or other securities, cash or property issued upon the exercise of this Warrant.

             Section 13.	Amendment and Waiver.  Except as otherwise
provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

             Section 14.	Descriptive Headings; Governing Law.  The
descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The corporate laws of the State of Florida shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Florida without giving effect to any choice of law or conflict of law provision or rule
(whether of the State of Florida or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Florida Each party hereby irrevocably submits to the exclusive jurisdiction of the state courts sitting in Palm Beach County, Florida and the United States District Court for the Southern District of Florida for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

		Section 15.	Waiver of Jury Trial.  AS A MATERIAL
INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

       IN WITNESS WHEREOF, the Company has caused this Warrant to be signed as of the date first set forth above.

                                       MY SCREEN MOBILE, INC.

                                       By:
                                       Name:	Maurizio Angelone
                                       Title:	CEO

                             EXHIBIT A TO WARRANT

                                EXERCISE NOTICE
                                TO BE EXECUTED
                  BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT

                            MY SCREEN MOBILE, INC.

       The undersigned holder hereby exercises the right to purchase ______________ of the shares of Common Stock ("Warrant Shares") of My Screen Mobile, Inc., a Delaware corporation (the "Company"), evidenced by the attached Warrant (the "Warrant").  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.
       1.	Payment of Warrant Exercise Price. The holder herewith pays
the sum of $______________ to the Company in accordance with the terms of the Warrant.
       2.	Delivery of Warrant Shares.  The Company shall deliver to
the holder _________ Warrant Shares in accordance with the terms of the Warrant.
Date: _______________ __, ______


Name of Registered Holder

By:
Name:
Title: